                          CERTIFICATE OF INCORPORATION

                                       of

                         TRIARC BEVERAGE HOLDINGS CORP.


         The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

         1. Name. The name of the corporation is Triarc Beverage Holdings Corp. (hereinafter called the "Corporation").

         2. Address; Registered Agent. The address of the Corporation's registered office is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware; and its registered agent at such address is The Corporation Trust Company.

         3. Purposes. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         4. Number of Shares. The total number of shares of capital stock of all classifications which the Corporation shall have authority to issue is three thousand (3,000) shares of Common Stock of the par value of one dollar ($1.00) each.

         5. Name and Address of Incorporator. The name and mailing address of the incorporator are: Mary C. Wade, c/o Triarc Companies, Inc., 280 Park Avenue, 41st Floor, New York, New York 10017.

         6. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time (after adoption by the undersigned of the original by-laws of the

Corporation) make, alter or repeal the by-laws of the Corporation (the "By-Laws"); provided, however, that any By-Laws made, amended or repealed by the Board of Directors may be amended or repealed, and any By-Laws may be made, by the stockholders of the Corporation.

         7. Limitation of Liability of Directors. No director of the Corporation shall be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after adoption of this paragraph to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

             Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time or such repeal or modification.

         8.  Indemnification.

             8.1 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not Directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Section 8.

             8.2 The Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law of the State of Delaware, such expenses incurred by or on behalf of any Director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

             8.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-Laws, any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

             8.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

             8.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8, the By-Laws or under Section 145 of the General Corporation Law of the State of Delaware or any other provision of law.

             8.6 The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer, or other person intends to be legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

             8.7 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

             8.8 Any Director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

             8.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                  IN WITNESS WHEREOF, this Certificate has been signed on this 30th day of April, 1997.

                                                  /s/ MARY C. WADE
                                                --------------------------------
                                                Mary C. Wade
                                                Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                      TRIARC BEVERAGE HOLDINGS CORPORATION

                        ---------------------------------
                         (Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware)


         Triarc Beverage Holdings Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

                  1. The name of the Corporation is Triarc Beverage Holdings
Corp.

                  2. The date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State was April 30, 1997.

                  3. This Certificate or Amendment amends the Certificate of Incorporation, as now in effect, to increase its authorized capital stock and to create a new class of capital stock.

                  4. Article 4 of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                           The total number of shares of capital stock which the
                  Corporation shall have authority to issue is eight hundred thousand (800,000), of which four hundred thousand (400,000) shall be Common Stock, par value $1.00 per share (the "Common Stock") and four hundred thousand (400,000) shall be Preferred Stock, par value $1.00 per share (the "Preferred Stock").

                           The shares of Preferred Stock may be issued from time
                  to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in said resolutions providing for the issue of such shares of Preferred Stock.

                  5. Such amendment was duly adopted in accordance with of provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the Corporation has authorized the undersigned to execute this Certificate of Amendment of the Certificate of Incorporation of the Corporation this 21st day of May, 1997.

                                            TRIARC BEVERAGE HOLDINGS CORP.


                                            By:   /s/ STUART I. ROSEN
                                                --------------------------------
                                                Stuart I. Rosen
                                                Vice President and Secretary



                                            By:   /s/ MARY C. WADE
                                                --------------------------------
                                                Mary C. Wade
                                                Assistant Secretary

                         TRIARC BEVERAGE HOLDINGS CORP.

                        CERTIFICATE OF DESIGNATION OF THE
                           10% CUMULATIVE CONVERTIBLE
                   PREFERRED STOCK, SETTING FORTH THE POWERS,
                PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS
               AND RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

             Pursuant to Section 151 of the General Corporation Law

                            of the State of Delaware

                  Triarc Beverage Holdings Corp., a Delaware corporation (the "Company"), DOES HEREBY CERTIFY:

                  That pursuant to authority conferred upon the Board of Directors of the Company (the "Board of Directors") by the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors, by unanimous written consent in lieu of meeting by the directors of the Company, adopted the following resolution designating one series of preferred stock, par value $1.00 per share, as shares of 10% Cumulative Convertible Preferred Stock which resolution is as follows:

                  WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to provide by resolution or resolutions for the issuance of shares of preferred stock, par value $1.00, of the Company (the "Preferred Stock"), in one or more series with such voting powers, full or limited, or without voting powers, and such other rights, preferences, privileges and restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

                  WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to designate, authorize and fix the terms of one series of Preferred Stock and the number of shares constituting each such series and hereby fixes the voting powers, designation, preferences and relative participating, optional or special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series;

                  NOW, THEREFORE, BE IT RESOLVED:


                                   ARTICLE I.

                      10% Cumulative Convertible Preferred Stock

                  1.  Designation and Number of Shares.

                      (a) There shall be hereby established a series of Preferred Stock designated as "10% Cumulative Convertible Preferred Stock," to consist of 300,000 shares, par value $1.00 per share.

                      (b) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article II below.

                 2. Rank. So long as 10% Cumulative Preferred Stock is outstanding, no class or series of capital stock, whether currently issued and outstanding or to be issued in the future, shall rank prior to, and no class or series of capital stock, whether currently issued and outstanding or to be issued in the future, shall rank on a parity with, the 10% Cumulative Convertible Preferred Stock as to dividends or upon liquidation. For purposes of this resolution, any capital stock of any class or series of the Company shall be deemed to rank:

                      (a) prior to shares of the 10% Cumulative Convertible Preferred Stock, either as to dividends or upon liquidation, if the holders of such stock shall be entitled to the receipt of dividends, or of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in preference or priority to the holders of shares of the 10% Cumulative Convertible Preferred Stock;

                      (b) on a parity with shares of the 10% Cumulative Convertible Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share, be different from those of the 10% Cumulative Convertible Preferred Stock, if the holders of such capital stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such capital stock and the holders of shares of the 10% Cumulative Convertible Preferred Stock; and

                      (c) junior to shares of the 10% Cumulative Convertible Preferred Stock, either as to dividends or upon liquidation, if such capital stock shall be Common Stock, or any other class or series of common stock or if the holders of shares of the 10% Cumulative Convertible Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such class or series.

                  3.  Dividends.

                      (a) Beginning on the date of issuance of the 10% Cumulative Convertible Preferred Stock, the Company shall pay, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor (the "Legally Available Funds"), dividends at the annual rate of (x) $100 per share of 10% Cumulative Convertible Preferred Stock if paid in cash or (y) 0.10 shares of 10% Cumulative Convertible Preferred Stock per share of 10% Cumulative Convertible Preferred Stock, if paid in additional shares of 10% Cumulative Convertible Preferred Stock. The payment of dividends in cash or by the issuance of additional shares of 10% Cumulative Convertible Preferred Stock shall be at the option of the Company; provided, that, notwithstanding the foregoing, if on any Dividend Payment Date the Company is not permitted to pay all or a portion of such dividends in cash under the Senior Credit Agreement, then, with respect to such Dividend Payment Date the Company shall, to the extent permitted by the Senior Credit Agreement, pay such portion of such dividends in cash that it is permitted to pay and shall pay the remainder of such dividends through the issuance of additional fully paid and nonassessable shares of 10% Cumulative Convertible Preferred Stock at a rate of
0.10 of a share in respect of each $100 of such dividends not paid in cash. Such dividends shall be payable in equal semi-annual payments (as nearly as practicable) for such full semi-annual dividend period. Such dividends shall be fully cumulative, to the extent not paid, and shall accrue (whether or not earned or declared) on a daily basis and compounding annually until such time as such dividends are declared by the Board of Directors of the Company and paid. Dividends shall be payable from the date of original issuance of shares of 10% Cumulative Convertible Preferred Stock and shall be payable out of Legally Available Funds when, as and if declared by the Board of Directors on each Dividend Payment Date with respect to the period ending on the day immediately preceding such date. In computing the amount of dividends accrued in respect of a fractional year, such amount shall be computed on the basis of a 360- day year consisting of twelve 30-day months.

                      (b) The Company shall reserve and keep available out of its authorized and unissued 10% Cumulative Convertible Preferred Stock solely for the purpose of paying dividends thereon pursuant to Section 3(a), such number of shares of 10% Cumulative Convertible Preferred Stock as shall from time to time be sufficient for such purpose. The Board of Directors of the Company shall, from time to time, if necessary, propose to the stockholders of the Company amendments to the Company's Certificate of Incorporation to increase its authorized capital stock and take such other actions as may be necessary to permit the issuance from time to time of shares of 10% Cumulative Convertible Preferred Stock upon the declaration of any dividend payable in additional shares of 10% Cumulative Convertible Preferred Stock.

                      (c) Fractional shares of 10% Cumulative Convertible Preferred Stock may be issued. Each fractional share of 10% Cumulative Convertible Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of 10% Cumulative Convertible Preferred Stock and all of such dividends with respect to such outstanding fractional shares of 10% Cumulative Convertible Preferred Stock shall be fully cumulative and shall accrue (whether or not earned or declared) and shall be payable in the same manner and at such times as provided for in this Section 3 with respect to dividends on each outstanding share of 10% Cumulative Convertible Preferred Stock.

                      (d) All dividends paid with respect to shares of 10% Cumulative Convertible Preferred Stock pursuant to this Section 3 shall be paid pro rata to the holders entitled thereto. In the event that the Legally Available Funds available for the payment of dividends shall be insufficient for the payment of the entire amount of dividends payable at any date fixed for payment of dividends hereunder to the holders of 10% Cumulative Convertible Preferred Stock, such Legally Available Funds shall be allocated for the payment of dividends with respect to the 10% Cumulative Convertible Preferred Stock ratably in proportion to the full amount to which they would otherwise be respectively entitled.

                      (e) Subject to the next sentence hereof, so long as any shares of 10% Cumulative Convertible Preferred Stock are outstanding and until all dividends have been declared and paid to the holders of shares of 10% Cumulative

Convertible Preferred Stock in cash or all dividends that have been paid in-kind on the 10% Cumulative Convertible Preferred Stock have been redeemed by the Company, no dividend shall be declared, paid or set apart for payment, or other distribution made on shares of Junior Stock of the Company, nor shall the Company redeem, purchase or otherwise acquire or retire or make any payment on account of, or permit any subsidiary of the Company to purchase or otherwise acquire (or declare, pay or set aside for payment money for a sinking fund or other similar fund for such redemption, purchase, acquisition or retirement) or make any payment on account of, any shares of the Junior Stock of the Company (including any warrants, rights, calls or options exercisable for or convertible into any of such shares). The foregoing provisions of this Section 3(e) shall not prohibit (i) the issuance of securities pursuant to any stock split, stock dividend or other similar stock recapitalization, or (ii) the payment in-kind of dividends declared on the 10% Cumulative Convertible Preferred Stock and any other series or classes of Junior Stock or Parity Stock.

                      (f) The foregoing provisions of Section 3(a) shall not prevent the payment of any dividends within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the provisions of this Section 3.

                  4.  Liquidation.

                      (a) In the event of any voluntary or involuntary liquidation, winding up or dissolution of the Company, the holders of shares of 10% Cumulative Convertible Preferred Stock then outstanding shall be entitled to be paid for each share held, out of the assets of the Company legally available for distribution to its stockholders, an amount in cash equal to the Liquidation Preference per share (or a pro rata portion thereof with respect to fractional shares), and in addition, the aggregate amount of all accrued but unpaid dividends thereon to the date of such liquidation, winding up or dissolution, before any payment shall be made or any assets distributed to the holders of any shares of the Junior Stock of the Company. Except as provided in this Section 4(a), holders of the 10% Cumulative Convertible Preferred Stock shall not be entitled to any distribution in the event of any liquidation, winding up or dissolution of the Company.

                      (b) If, upon any liquidation, winding up or dissolution of the Company, the assets of the Company legally available for distribution to the holders of the 10% Cumulative Convertible Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to the holders of the 10% Cumulative Convertible Preferred Stock shall be distributed among and paid to the holders of 10% Cumulative Convertible Preferred Stock ratably in proportion to the respective amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

                      (c) For the purposes of this Section 4, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all or part of the property or assets of the Company nor the consolidation or merger of the Company with one or more other corporations shall be deemed to be a liquidation, winding up or dissolution, voluntary or involuntary, of the Company.

                  5.  Optional Redemption.

                      (a) The Company, at its option, may use (x) up to $25,000,000 of the net proceeds of the issuance of Permitted Senior Subordinated Debt or (y) the net proceeds from an Initial Public Offering, to the extent permitted by the Senior Credit Agreement, to redeem, in the manner provided in
Section 5(b), shares of 10% Cumulative Convertible Preferred Stock, at the Redemption Price, as of the date fixed by the Company for redemption thereof (the "Optional Redemption Date").

                      (b) At least 10 days and not more than 60 days before an Optional Redemption Date, the Company shall mail a notice of redemption (the "Optional Redemption Notice") by first class mail, postage prepaid, to the holders of record of shares so to be redeemed at each such holder's address as it appears on the stock register of the Company; provided, that no failure to give such notice nor any defect therein shall affect the validity of the procedures for the redemption of any shares of 10% Cumulative Convertible Preferred Stock to be redeemed except as to the holder or holders to whom the Company has failed to give said notice or except as to the holder or holders whose notice was defective. The Optional Redemption Notice shall state:

                           (i) that the Company is exercising its option to redeem shares of 10% Cumulative Convertible Preferred Stock;

                           (ii)  the Redemption Price;

                           (iii) the total number of shares of the 10%
                  Cumulative Convertible Preferred Stock being redeemed;

                           (iv)  the number of shares of 10% Cumulative
                  Convertible Preferred Stock held by such holder that the Company intends to redeem;

                           (v)   the Optional Redemption Date;

                           (vi) that the holder is to surrender to the Company, at the place or places where certificates for shares of 10% Cumulative Convertible Preferred Stock are to be surrendered for redemption as provided in the Optional Redemption Notice, in the manner and at the Redemption Price designated, such holder's certificate or certificates representing the shares of 10% Cumulative Convertible Preferred Stock to be redeemed; and

                           (vii) that dividends on the shares of the 10%
                  Cumulative Convertible Preferred Stock to be redeemed shall cease to accrue on such Optional Redemption Date unless the Company defaults in making payment of the Redemption Price for the shares called for redemption.

                      (c) The Company shall effect such redemption pro rata according to the number of shares held by each holder of the 10% Cumulative Convertible Preferred Stock.

                      (d) Each holder of shares of 10% Cumulative Convertible Preferred Stock called for redemption shall surrender the certificate or certificates representing such shares of 10% Cumulative Convertible Preferred Stock to the Company, duly endorsed, in the manner and at the place designated in the Optional Redemption Notice, and on the Optional Redemption Date the full Redemption Price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued by the Company, at its expense, representing the unredeemed shares.

                      (e) Unless the Company defaults in the payment of the Redemption Price, dividends on the shares of 10% Cumulative Convertible Preferred Stock called for redemption shall cease to accrue on the Optional Redemption Date, and the holders of such redeemed shares shall cease to have any further rights as stockholders of the Company on the Optional Redemption Date, other than the right to receive the Redemption Price. If there is any such default in payment, then such dividends shall continue to accrue and the holders of such shares shall continue to have all rights as stockholders of the Company (in each case as though no such redemption or attempted redemption had been made).

                  6.  Mandatory Redemption.

                      (a) Subject to Section 6(c), on May 22, 2009 (the "Mandatory Redemption Date"), the Company shall redeem all of the shares of the 10% Cumulative Convertible Preferred Stock then outstanding at a price per share equal to the Redemption Price. If the assets of the Company legally available for the redemption of the shares of 10% Cumulative Convertible Preferred Stock shall be insufficient to permit payment in full to such holders, then the shares of the 10% Cumulative Convertible Preferred Stock shall be redeemed from, and all of the assets available for the redemption shall be distributed among and paid to, the holders of the 10% Cumulative Convertible Preferred Stock in each case ratably in proportion to the respective numbers of shares and amounts that would be redeemed from and payable to such holders if such amounts were sufficient or available to permit payment in full, and as promptly as practicable after additional amounts or assets may become available to the Company from time to time, the Company shall use such additional amounts or assets to effect a redemption of as many additional shares of the 10% Cumulative Convertible Preferred Stock as legally permitted, all in accordance with this Section 6, until such time as all of the shares of the 10% Cumulative Convertible Preferred Stock have been fully redeemed. If and so long as any such mandatory redemption obligations with respect to the shares of the 10% Cumulative Convertible Preferred Stock shall not be fully discharged on or after the date such obligations arise, no dividend shall be declared, paid or set apart for payment or other distribution on the Junior Stock of the Company, nor shall the Company redeem, purchase or otherwise acquire or retire, or permit any subsidiary of the Company to purchase or otherwise acquire (or declare, pay or set apart for payment money for a sinking fund for such redemption, purchase, acquisition or retirement), any shares of the Junior Stock of the Company (including any warrants, rights, calls or options exercisable for or convertible into any of such shares). The foregoing provisions of this Section 6(a) shall not prohibit (i) the issuance of securities pursuant to any stock split, stock dividend or other similar stock recapitalization or (ii) the payment in-kind of dividends declared on the 10% Cumulative Convertible Preferred Stock and any other series or classes of Junior Stock or Parity Stock.

                      (b) At least 15 days before the Mandatory Redemption Date, the Company shall mail a notice of redemption (the "Mandatory Redemption Notice") by first class mail, postage prepaid, to each holder of record of shares of 10% Cumulative Convertible Preferred Stock at such holder's address as it appears on the stock register of the Company; provided, that no failure to give such notice nor any defect therein shall affect the validity of the procedures for the redemption of any shares of 10% Cumulative Convertible Preferred Stock to be redeemed except as to the holder or holders to whom the Company has failed to give said notice or except as to the holder or holders whose notice was defective. The Mandatory Redemption Notice shall state:

                           (i)   the Mandatory Redemption Date;

                           (ii)  that the Company is redeeming the 10%
                  Cumulative Convertible Preferred Stock;

                           (iii) the Redemption Price;

                           (iv)  the number of shares of 10% Cumulative
                  Convertible Preferred Stock held by such holder to be redeemed by the Company;

                           (v) that the holder is to surrender to the Company, at the place or places where certificates for shares of 10% Cumulative Convertible Preferred Stock are to be surrendered for redemption as provided in the Mandatory Redemption Notice, in the manner and at the Redemption Price designated, such holder's certificate or certificates representing the shares of 10% Cumulative Convertible Preferred Stock held by such holder; and

                           (vi) that dividends on the shares of the 10% Cumulative Convertible Preferred Stock to be redeemed shall cease to accrue on such Mandatory Redemption Date unless the Company defaults in making payment of the Redemption Price.

                      (c) Each holder of shares of 10% Cumulative Convertible Preferred Stock called for redemption shall surrender the certificate or certificates representing such shares of 10% Cumulative Convertible Preferred Stock to the Company, duly endorsed, in the manner and at the place designated in the Mandatory Redemption Notice, and on the Mandatory Redemption Date the full Redemption Price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued by the Company, at its expense, representing the unredeemed shares.

                      (d) Unless the Company defaults in the payment of the Redemption Price, dividends on the shares of 10% Cumulative Convertible Preferred Stock called for redemption shall cease to accrue on the Mandatory Redemption Date, and the holders of such redeemed shares shall cease to have any further rights as stockholders of the Company on the Mandatory Redemption Date, other than the right to receive the Redemption Price. If there is any such default in payment or failure to pay, then such dividends shall continue to accrue and the holders of such shares shall continue to have all rights as stockholders of the Company (in each case as though no such redemption or attempted redemption had been made).

                 7. Voting Rights. The holders of 10% Cumulative Convertible Preferred Stock, except as otherwise required under Delaware law, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

                 8. Reissuance of 10% Cumulative Convertible Preferred Stock. Shares of 10% Cumulative Convertible Preferred Stock that have been redeemed or otherwise acquired by the Company shall be retired and canceled and shall resume the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

                  9.  Conversion.

                      (a) Right To Convert. Each share of 10% Cumulative Convertible Preferred Stock shall be convertible, at the option of the holder thereof, into fully paid and nonassessable shares of Common at an initial conversion price of $1,000 per share and subject to adjustment as set forth in this Section 9 (the "Conversion Price").

                      (b) Number of shares of Common Stock Issuable upon Conversion. The number of shares of Common Stock to be issued upon conversion of shares of 10% Cumulative Convertible Preferred Stock shall be equal to the product of (i) a fraction, the numerator of which is the Liquidation Preference and the denominator of which is the Conversion Price and (ii) the number of shares of 10% Cumulative Convertible Preferred Stock to be converted.

                      (c) Antidilution Adjustments. The Conversion Price shall be adjusted from time to time in certain cases as follows:

                           (i)   Dividend, Subdivision, Combination or
                  Reclassification of Common Stock. If the Company shall, at any time or from time to time, (1) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (2) subdivide the outstanding Common Stock, (3) combine the outstanding Common Stock into a smaller number of shares, or (4) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be adjusted to that price which will permit the number of shares of Common Stock into which 10% Cumulative Convertible Preferred Stock may be converted to be increased or reduced in the same proportion as the number of shares of Common Stock are increased or reduced in connection with such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. In the event, if a dividend is declared, such dividend is not paid, the Conversion Price shall be adjusted to the Conversion Price in effect immediately prior to the record date of such dividend.

                           (ii) Issuance of Rights to Purchase Common Stock Below Current Market Price or Dilution Price. If the Company shall, at any time or from time to time, fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security is convertible into Common Stock) lower than (1) the Current Market Price of the Common Stock on such record date, or (2) the Dilution Price, then the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at the Applicable Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). Any such adjustment shall become effective immediately after the record date for such rights or warrants. Such adjustment shall be made successively when such a record date is fixed. If such rights or warrants are not issued to the holders of Common Stock, the Conversion Price shall be adjusted to the Conversion Price in effect immediately prior to such record date.

                           (iii) Certain Distributions. If the Company shall fix
                  a record date for the distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (other than regularly scheduled cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in capital stock) or subscription rights or warrants (excluding those referred to in paragraph (ii) of this Section 9(c)), then the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date (or, if an ex-dividend date has been established for such record date, on the next day preceding such ex-dividend date), less the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidences of indebtedness or other property so to be distributed or of such subscription rights or warrants applicable to one share of Common Stock and the denominator of which shall be such Current Market Price. Such adjustment shall be made successively whenever such a record date is fixed. Any such adjustment shall become effective immediately after the record date for such distribution. In the event that such distribution is not so made, the Conversion Price shall be adjusted to be the Conversion Price in effect immediately prior to such record date.

                           (iv) Issuance of Common Stock Below Current Market Price or Dilution Price. If the Company shall, at any time or from time to time, directly or indirectly, sell or issue shares of Common Stock (regardless of whether originally issued or from the Company's treasury), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding shares issued (1) in any of the transactions described in Section 9(c)(i), (ii) or (iii), (2) upon the exercise or conversion of options or any other securities convertible into or exchangeable for shares of Common Stock outstanding on May 22, 1997 and (3) to the Company's employees under bona fide employee benefit plans approved or adopted by the Company's Board of Directors, if such shares would otherwise be included in this Section 9(c)(iv)) at a price per share of Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Company in consideration of the sale or issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise or conversion or exchange thereof, by
                  (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) lower than (A) the Current Market Price of the Common Stock immediately prior to such sale or issuance, or (B) the Dilution Price, then the Conversion Price shall be reduced to a price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at the Applicable Price and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale or issuance. Such adjustment shall be made successively whenever such sale or issuance is made. For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale or issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company (plus any underwriting discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities, plus the consideration stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. If the Company shall sell or issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration received by the

                  Company" for purposes of the first sentence and the immediately preceding sentence of this Section 9(c)(iv), the fair value of such property shall be determined in good faith by the Board of Directors of the Company. The determination of whether any adjustment is required under this Section 9(c)(iv), by reason of the sale and issuance of rights, options, warrants or convertible or exchangeable securities and the amount of such adjustment, if any, shall be made only at the time of such issuance or sale and not at the subsequent time of issuance or sale of Common Stock upon the exercise of such rights to subscribe or purchase.

                           (v) Determination of Current Market Price. For the purpose of any computation under clauses (ii), (iii) and (iv) of this Section 9(c), the Current Market Price of the Common Stock, on any date shall be deemed to be the average of the daily Closing Prices per share of such Common Stock for the 10 consecutive trading days commencing 15 days before the day in question. If on any such date the shares of such Common Stock are not listed or admitted for trading on any national securities exchange and not quoted on NASDAQ or any similar service, the Current Market Price for such shares shall be the fair market value as determined in good faith by the Board of Directors of the Company.

                           (vi) De Minimus Adjustments. No adjustment of the Conversion Price shall be made if the amount of such adjustment would result in a change in the Conversion Price per share of less than $.02, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any so carried forward, would result in a change in the Conversion Price in excess of $.05 per share. If the Company shall, at any time or from time to time, issue Common Stock by way of dividends on any stock of the Company or subdivide or combine the outstanding shares of the Common Stock, such amount of $.02 (as theretofore increased or decreased, if such amount shall have been adjusted in accordance with the provisions of this clause) shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or stock dividend so as appropriately to reflect the same. Notwithstanding the provisions of the first sentence of this Section 9(c)(vi), any adjustment postponed pursuant to this Section 9(c)(vi) shall be made no later than three years from the date of the transaction that would, but for the provisions of the first sentence of this Section 9(c)(vi), have required such adjustment.

                           (vii) Fractional Shares. No fractional shares of
                  Common Stock shall be issued on any conversion, but in lieu thereof, the Company shall pay therefor cash in an amount equal to the greater of the Current Market Price and the Purchase Price of such fractional interest.

                      (d) Reorganization, Reclassification and Merger Adjustment. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another corporation, then each share of 10% Cumulative Convertible Preferred Stock shall thereafter be convertible into the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock into which such share of 10% Cumulative Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the 10% Cumulative Convertible Preferred Stock to the end that the provisions set forth herein (including provisions with respect to changes in, and other adjustments of, the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other assets thereafter deliverable upon the conversion of the 10% Cumulative Convertible Preferred Stock.

                      (e) Mechanics of Conversion. The option to convert shall be exercised by surrendering for such purpose to the Company, at any place where the Company shall maintain a transfer agent for its Common Stock and 10% Cumulative Convertible Preferred Stock, certificates representing the shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and at the time of such surrender, the Person exercising such option to convert shall be deemed to be the holder of record of the Common Stock, issuable on such conversion, notwithstanding that the share register of the Company shall then be closed or that the certificates representing such Common Stock shall not then be actually delivered to such person.

                      (f) Statement of Adjustment. Whenever the Conversion Price or the securities or other property deliverable upon the conversion of the 10% Cumulative Convertible Preferred Stock shall be adjusted pursuant to the provisions hereof, the Company shall forthwith file, at its principal executive office and with any transfer agent or agents for the 10% Cumulative Convertible Preferred Stock and the Common Stock, a statement, signed by the Chairman of the Board, President or one of the Vice Presidents of the Company, and by its Chief Financial Officer, its Treasurer or one of its Assistant Treasurers, stating the adjusted Conversion Price or the securities or other property deliverable per share of 10% Cumulative Convertible Preferred Stock calculated to the nearest cent or to the nearest one one-hundredth of a share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

                      (g) Reservation of Common Stock. The Company shall at all times reserve and keep available for issuance upon the conversion of the shares of 10% Cumulative Convertible Preferred Stock, the maximum number of its authorized but unissued shares of Common Stock as is reasonably anticipated to be sufficient to permit the conversion of all outstanding shares of 10% Cumulative Convertible

Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of 10% Cumulative Convertible Preferred Stock.

                      (h) No Conversion Charge or Tax. The issuance and delivery of certificates for shares of Common Stock upon the conversion of shares of 10% Cumulative Convertible Preferred Stock shall be made without charge to the holder of shares of 10% Cumulative Convertible Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby.

                  10. Business Day. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day.


                                   ARTICLE II.

                                   Definitions

                  As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "Applicable Price" means the higher of (a) the Current Market Price per share of Common Stock on the applicable record or other relevant date and (b) the Dilution Price.

                  "Business Day" means any day except a Saturday, a Sunday or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

                  "Closing Price" shall mean, with respect to each share of Common Stock, for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asking price regular way, in either case as reported on the principal national securities exchange on which such Common Stock is listed or admitted for trading
(b) if such Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for such Common Stock, in either case as reported on the Automatic Quotation System of NASDAQ or a similar service if NASDAQ is no longer reporting such information or (c) if such Common Stock is not quoted on NASDAQ or a similar service, the fair market value of the Common Stock as determined in good faith by the Board of Directors of the Company.

                  "Common Stock" means the common stock, par value $1.00 per share, of the Company.

                  "Company" means Triarc Beverage Holdings Corp., a Delaware corporation, and its successors.

                  "Conversion Price" has the meaning assigned to such term in
Section 9(a).

                  "Current Market Price" shall be determined in accordance with
Section 9(c)(v).

                  "Dilution Price" shall mean, with respect to each share of 10% Cumulative Convertible Preferred Stock, $1,000, subject to appropriate adjustment for events described in Section 9(c)(i).

                  "Dividend Payment Date" means May 31 and November 30 of each year, commencing November 30, 1997.

                  "Initial Public Offering" has the meaning set forth in the Senior Credit Agreement.

                  "Junior Stock" shall mean and include the Common Stock and any other Capital Stock of the Company which, pursuant to the terms thereof in the case of any Capital Stock that is not Common Stock, is junior to the 10% Cumulative Convertible Preferred Stock as to the payment of dividends, distributions upon dissolution, liquidation, winding up, and redemption.

                  "Liquidation Preference" means, with respect to a share of 10% Cumulative Convertible Preferred Stock, the sum of $1,000.

                  "NASDAQ" shall mean the National Association of Securities Dealers, Inc.

                  "Parity Stock" shall mean and include any Capital Stock of the Company which ranks on parity with 10% Cumulative Convertible Preferred Stock as to the payment of dividends, distributions, upon dissolution, liquidation, winding up and redemption.

                  "Permitted Senior Subordinated Debt" has the meaning set forth in the Senior Credit Agreement.

                  "Person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

                  "Redemption Price" means the Liquidation Preference of the 10% Cumulative Convertible Preferred Stock, together with an amount in cash equal to all accrued but unpaid dividends thereon.

                  "Senior Credit Agreement" means that certain Credit Agreement, dated as of May 22, 1997, among the Company, Mistic Brands, Inc., Snapple Beverage Corp., the Senior Creditors and DLJ Capital Funding, Inc. as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as the Documentation Agent, as amended, modified, supplemented, renewed, and restated from time to time, including any other agreement or agreements relating to any refunding or refinancing of the indebtedness thereunder, whether or not with the same lenders.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, Triarc Beverage Holdings Corp. has caused this Certificate to be duly executed by its duly authorized officers this 22 day of May, 1997.

                                        TRIARC BEVERAGE HOLDINGS CORP.


                                        By:  /s/ STUART I. ROSEN
                                            --------------------------------
                                            Name:  Stuart I. Rosen
                                                   Secretary


ATTEST:


By:  /s/ STUART I. ROSEN
--------------------------------
Name:  Mary C. Wade
Title: Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                      TRIARC BEVERAGE HOLDINGS CORPORATION

                        ---------------------------------

                         (Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware)


         Triarc Beverage Holdings Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

                  1. The name of the Corporation is Triarc Beverage Holdings
Corp.

                  2. The date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State was April 30, 1997.

                  3. This Certificate or Amendment amends the Certificate of Incorporation, as now in effect, to increase its authorized capital stock.

                  4. Article 4 of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                           The total number of shares of capital stock which the
                  Corporation shall have authority to issue is two million four hundred thousand (2,400,000), of which two million (2,000,000) shall be Common Stock, par value $1.00 per share (the "Common Stock") and four hundred thousand (400,000) shall be Preferred Stock, par value $1.00 per share (the "Preferred Stock").

                           The shares of Preferred Stock may be issued from time
                  to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in said resolutions providing for the issue of such shares of Preferred Stock.

                  5. Such amendment was duly adopted in accordance with of provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the Corporation has authorized the undersigned to execute this Certificate of Amendment of the Certificate of Incorporation of the Corporation this 20th day of August, 1997.


                                    TRIARC BEVERAGE HOLDINGS CORP.


                                    By:   /s/ FRANCIS T. MCCARRON
                                        --------------------------------
                                        Name: Francis T. McCarron
                                        Title: Senior Vice President-Taxes



                                    By:   /s/ THOMAS E. SCHULTZ
                                        --------------------------------
                                        Name: Thomas E. Schultz
                                        Title: Senior Vice President & Treasurer

                            CERTIFICATE OF AMENDMENT

                                       OF

                           CERTIFICATE OF DESIGNATION
                                     OF THE

                   10% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF
                         TRIARC BEVERAGE HOLDINGS CORP.

                      ------------------------------------

                         (Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware)


                  Triarc Beverage Holdings Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

                  1. The name of the Corporation is Triarc Beverage Holdings
Corp.

                  2. The date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State was April 30, 1997, and the date of filing of the Certificate of Designation with the Secretary of State was May 22, 1997.

                  3. This Certificate of Amendment amends the Certificate of Designation, as now in effect, to increase the annual dividend, and to change each of the Conversion Price, Dilution Price and Liquidation Preference (each as defined in the Certificate of Designation).

                  4. Section 3(a) of Article I of the Certificate of Designation is hereby amended to read in its entirety as follows:

                           Beginning on the date of issuance of the 10%
                  Cumulative Convertible Preferred Stock, the Company shall pay, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor (the "Legally Available Funds"), dividends at the annual rate of (x) $10,000 per share of 10% Cumulative Convertible Preferred Stock if paid in cash or (y) 0.10 shares of 10% Cumulative Convertible Preferred Stock per share of 10% Cumulative Convertible Preferred Stock, if paid in additional shares of 10% Cumulative Convertible Preferred Stock. The payment of dividends in cash or by the issuance of additional shares of 10% Cumulative Convertible Preferred Stock shall be at the option of the Company; provided, that, notwithstanding the foregoing, if on any Dividend Payment Date the Company is not permitted to pay all or a portion of such dividends in cash under the Senior Credit Agreement, then, with respect to such Dividend Payment Date the Company shall, to the extent permitted by the Senior Credit Agreement, pay such portion of such dividends in cash that it is permitted to pay and shall pay the remainder of such dividends through the issuance of additional fully paid and nonassessable shares of 10% Cumulative Convertible Preferred Stock at a rate of 0.10 of a share in respect of each $10,000 of such dividends not paid in cash. Such dividends shall be payable in equal semi-annual payments (as nearly as practicable) for such full semi-annual dividend period. Such dividends shall be fully cumulative, to the extent not paid, and shall accrue (whether or not earned or declared) on a daily basis and compounding annually until such time as such dividends are declared by the Board of Directors of the Company and paid. Dividends shall be payable from the date of original issuance of shares of 10% Cumulative Convertible Preferred Stock and shall be payable out of Legally Available Funds when, as and if declared by the Board of Directors on each Dividend Payment Date with respect to the period ending on the day immediately preceding such date. In computing the amount of dividends accrued in respect of a fractional year, such amount shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  5. Section 9(a) of Article I of the Certificate of Designation is hereby amended to read in its entirety as follows:


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



                           Right To Convert. Each share of 10% Cumulative
                  Convertible Preferred Stock shall be convertible, at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock at an initial conversion price of $100,000 per share and subject to adjustment as set forth in this Section 9 (the "Conversion Price").

                  6. The definition of "Dilution Price" in Article II of the Certificate of Designation is hereby amended to read in its entirety as follows:

                           "Dilution Price" shall mean, with respect to each
                  share of 10% Cumulative Convertible Preferred Stock, $100,000, subject to appropriate adjustment for events described in
                  Section 9(c)(i).

                  7. The definition of "Liquidation Preference" in Article II of the Certificate of Designation is hereby amended to read in its entirety as follows:

                           "Liquidation Preference" means, with respect to a
                  share of 10% Cumulative Convertible Preferred Stock, the sum of $100,000.

                  8. Such amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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



                  IN WITNESS WHEREOF, the Corporation has authorized the undersigned to execute this Certificate of Amendment of the Certificate of Incorporation of the Corporation this 20th day of August, 1997.


                                  TRIARC BEVERAGE HOLDINGS CORP.


                                  By:   /s/ FRANCIS T. MCCARRON
                                      ------------------------------------------
                                      Name:  Francis T. McCarron
                                      Title: Senior Vice President


                                  By:   /s/ THOMAS E. SCHULTZ
                                      ------------------------------------------
                                      Name:  Thomas E. Schultz
                                      Title: Vice President & Treasurer


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